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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): June 9, 2005

                    SYNTHETIC FIXED-INCOME SECURITIES, INC.
                                 ON BEHALF OF:
                     STRATS(SM) TRUST FOR IBM Corporation
                           SECURITIES, SERIES 2004-7
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            (Exact Name of Registrant as Specified in Its Charter)

                              333-111858-02
 Delaware                       001-32232             52-2316339
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State or Other             (Commission Number)       (I.R.S. Employer
Jurisdiction of                                       Identification No.)
Incorporation)


Synthetic Fixed-Income Securities, Inc.
301 South College
Charlotte, North Carolina                                     28288
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(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code: (704)383-7727
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act
     (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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The STRATS(SM) TRUST FOR IBM CORPORATION SECURITIES, SERIES 2004-7, which we refer to herein as the "Trust," was formed pursuant to the Base Trust Agreement, dated as of September 26, 2003, between Synthetic Fixed-Income Securities, Inc., as depositor, and U.S. Bank Trust National Association, as trustee and securities intermediary, as supplemented by the STRATS(SM) Certificates Series Supplement 2004-7 in respect of the Trust dated as of June 15, 2004 (the "Series Supplement").

Item 8.01. Other Events

a) On June 9, 2005, the Series Supplement was amended to add Section 39 which reads in its entirely as follows:

          "Section 39. Optional Exchange.

         (a) On any Business Day occurring on or after June 9, 2005, subject to satisfaction of all of the conditions set forth in clause (b), the Depositor may exchange Certificates held by it for a distribution of Underlying Securities representing the same percentage of the Underlying Securities as such Certificates represent of all outstanding Certificates.

         (b) The following conditions shall apply to any Optional Exchange:

         (A) A notice specifying the number of Certificates being surrendered and the optional exchange date shall be delivered to the Trustee no less than 5 days (or such shorter period acceptable to the Trustee) but not more than 30 days before the optional exchange date.

         (B) Certificates shall be surrendered to the trustee no later than 10:00 a.m. (New York City time) on the optional exchange date.

         (C) The Trustee shall have received an opinion of counsel stating that the Optional Exchange would not cause the Trust to be classified as a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes.

         (D) No more than one (1) Optional Exchange shall occur in any Collection Period.

         (E) The Trustee shall not be obligated to determine whether an Optional Exchange complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.

         (F) The provisions of Section 4.5 of the Base Trust Agreement shall not apply to an Optional Exchange pursuant to this Section 39. This
         Section 39 shall not provide any Person with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities; provided that satisfaction of the conditions set forth in this Section 39 shall entitle the Depositor to a distribution thereof.

         (G) The aggregate principal balance of Certificates exchanged in connection with any Optional Exchange pursuant to this Section 39 shall be in an amount that results in a distribution of Underlying Securities

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          in an even multiple of the minimum denomination of the Underlying
          Securities.

         (H) No Swap Agreement Termination Event shall have occurred as a result of the Optional Exchange except to the extent of a termination resulting from the reduction in the Hedge Notional Amount (as defined in the Swap Agreement) to an amount equal to the principal amount of the Underlying Securities after giving effect to the Optional Exchange.

         (I) Any payments due under the Swap Agreement as a result of the reduction in such Hedge Notional Amount and any such Swap Agreement Termination Event (x) that are due to the Swap Counterparty (including but not limited to Unpaid Amounts) shall have been paid to the Swap Counterparty by the Depositor and (y) that are payable by the Swap Counterparty, shall be payable for the account of the Depositor.

         (J) The Depositor shall have determined that more than 400 holders of the Certificates independent of the Trust and each other will remain after the Optional Exchange, unless the Depositor determined that such exchange is otherwise consistent with the restrictions under ERISA and Section 4975 of the Code.

         (K) The Depositor shall have determined that the Optional Exchange shall not result in the suspension or withdrawal of any listing of the Certificates on any exchange."

b) On June 9, 2005, Synthetic Fixed-Income Securities, Inc. surrendered 80,000 STRATS(SM) Certificates, Series 2004-7 held by it having an aggregate stated amount equal to $2,000,000 to the Trust in exchange for a distribution of International Business Machines Corporation 4.75% Notes due November 29,
2012, having a principal balance equal to $2,000,000 in accordance with the optional exchange provisions of Section 39 of the Series Supplement.

After giving effect to the above exchange of Certificates, as of the close of business on June 9, 2005, $33,000,000 aggregate principal amount of IBM Corporation 4.75% Notes due November 29, 2012 are held by the Trust, and 1,320,000 Certificates representing $33,000,000 aggregate Certificate Principal Balance are outstanding.


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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                     Synthetic Fixed-Income Securities, Inc.

                                         By: /s/ Jeremy Swinson
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                                         Name:  Jeremy Swinson
                                         Title: Vice President



Date:  June 9, 2005

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